Exhibit 3.58

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PASCO COGEN, LTD.

(Insert name currently on file with Florida Dept. of State)

Pursuant to the provisions of section 620.109. Florida Statutes, this Florida limited partnership, whose certificate was filed with the Florida Dept. of State on March 13, 1992, adopts the following certificate of amendment to its certificate of limited partnership.

FIRST: Amendment(s): (indicate article number(s) being amended, added, or deleted)

9. The name and address of the General Partners of the Limited Partnership are:

Pasco Project Investments, Partnership, Ltd.

c/o TECO Wholesale Generation, Inc.

702 N. Franklin St.

Tampa, FL 12602

NCP Dade Power LLC (e/k/a NCP Dade Power Incorporated)

c/o ArcLight Capital Holdings, LLC

200 Claredon St., 55th Floor

Boston, MA 02117

SECOND: This Certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD: Signature(s)	Pasco Project Investment Partnership, Ltd.
Signature of current general partner:	By:	Pasco Power GP, Inc., its General Partner

		By:	/s/ W.F. O’Brian
W.F. O’Brian, VP

Signature(s) of new general partner(s), if applicable:

NCP Dade Power LLC

/s/ Christopher McCallica

By:	Christopher McCallica, VP

5.               The name and address of the registered agent for the Limited Partnership is:

Corporation Service Company

1201 Hays Street

Tallahassee, Florida 32301

6.               Pasco Project Investment Partnership, Ltd. has withdrawn as General Partner.

7.               The latest date upon which the Limited Partnership is to dissolve is December 31, 2015.

7.               The name and address of the General Partner of the Limited Partnership is:

NCP Dade Power LLC

c/o Atlantic Power Corporation

200 Clarendon Street, Floor 25

Boston, Massachusetts 02116

IN WITNESS WHEREOF, the undersigned General Partner has duly executed this Amended and Restated Certificate of Limited Partnership this 28 day of February. 2008.

NCP Dade Power LLC

By:	/s/ Barry Welch
Barry Welch
President

ACCEPTANCE OF REGISTERED AGENT

Having been named as registered agent and to accept service of process for Pasco Cogen, Ltd., at the place designated in this Amended and Restated Certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 820, Florida Statutes.

/s/ Doreen Wallace
(signature)

Name: Doreen Wallace

Title: Assistant Vice President

Acknowledgement by Withdrawing General Partner:

IN WITNESS WHEREOF, the undersigned withdrawing General Partner has duly executed this Amended and Restated Certificate of Limited Partnership this 5th day of March, 2008.

Pasco Project Investment Partnership, Ltd.

By:	/s/ P. L. Barringer
Name:	P. L. Barringer, Vice President-Controller
Title:	for Pasco Power GP, Inc., as general partner of Pasco Project Investment Partnership, Ltd. a general partner of Pasco Cogen, Ltd.